SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.10 per share	WTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2020, Watts Water Technologies, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement by and among the Company, certain subsidiaries of the Company, the lenders and other parties from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent  (the “Credit Agreement”). The Credit Agreement amends and restates that certain Credit Agreement, dated as of February 12, 2016 (as amended, the “Existing Credit Facility”), by and among the Company, certain subsidiaries of the Company, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Credit Agreement extends the maturity of the Existing Credit Facility by one year and provides for an $800 million, senior unsecured revolving credit facility (the “Revolving Credit Facility”) with a sublimit of up to $100 million in letters of credit. The Revolving Credit Facility matures February 12, 2022. The Revolving Credit Facility may be used for working capital and general corporate purposes, including the refinancing or repayment of existing indebtedness from time to time.

Borrowings outstanding under the Revolving Credit Facility bear interest at a fluctuating rate per annum equal to an applicable percentage defined as (i) in the case of Eurocurrency rate loans, the adjusted LIBOR rate plus an applicable percentage, ranging from 1.50% to 2.10%, determined by reference to the Company’s consolidated leverage ratio, or (ii) in the case of base rate loans and swing line loans, the highest of (a) the federal funds rate plus 0.5%, (b) the rate of interest in effect for such day as announced by The Wall Street Journal as its “prime rate,” and (c) the adjusted LIBOR rate for a one month period plus 1.0%, plus an applicable percentage, ranging from 0.50 % to 1.10%, determined by reference to the Company’s consolidated leverage ratio. The adjusted LIBOR rate is subject to a 1.00% floor and base rate loans are subject to a 2.00% floor. The Credit Agreement also provides for an alternative calculation of the interest rate applied to borrowings under the Revolving Credit Facility if LIBOR cannot be ascertained, including because it is not available or not published on a current basis.

In addition to paying interest under the Credit Agreement, the Company is also required to pay certain fees in connection with the credit facility, including, but not limited to, an unused facility fee and letter of credit fees.

The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s domestic subsidiaries. The obligations of the Company’s Netherlands subsidiary, Watts EMEA Holding B.V., which is a borrower under the Credit Agreement, are guaranteed by certain of the Company’s domestic subsidiaries.

The Credit Agreement matures on February 12, 2022, subject to extension under certain circumstances and subject to the terms of the Credit Agreement. The Company may repay loans outstanding under the Credit Agreement from time to time without premium or penalty, other than customary breakage costs, if any, and subject to the terms of the Credit Agreement.

The Credit Agreement imposes various restrictions on the Company and its subsidiaries, including restrictions pertaining to: (i) the incurrence of additional indebtedness, (ii) limitations on liens, (iii) making distributions, dividends and other payments, (iv) mergers, consolidations and acquisitions, (v) dispositions of assets, (vi) certain consolidated leverage ratios and consolidated interest coverage ratios, (vii) transactions with affiliates, (viii) changes to governing documents, and (ix) changes in control.

The Credit Agreement contains usual and customary events of default for transactions of this type. If an event of default occurs and is continuing, the lenders have the right to accelerate and require the Company to repay all amounts outstanding under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company and certain subsidiaries of the Company entered into an Amended and Restated Guaranty, dated as of April 24, 2020 in favor of JPMorgan Chase Bank, N.A., as administrative agent for the lenders pursuant to the Credit Agreement (the “Credit Guaranty”). The Credit Guaranty amends and restates that certain Guaranty, dated as of February 12, 2016, by and among the Company, certain subsidiaries of the Company and JPMorgan Chase Bank, N.A., as administrative agent. Pursuant to the Credit Guaranty, the domestic subsidiaries of the Company have guaranteed payment of the obligations of the Company and the other borrowers under the Credit Agreement. The foregoing description of the Credit Guaranty does not purport to be complete and is qualified in its entirety by reference to the Credit Guaranty filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of April 24, 2020, by and among Watts Water Technologies, Inc., the Subsidiary Borrowers party thereto, the Lenders party thereto, JP Morgan Chase Bank, N.A., as Administrative Agent, Bank of America N.A., Keybank National Association, Wells Fargo Bank, National Association, and T.D. Bank, N.A., as Co-Syndication Agents, and PNC Bank, National Association and U.S. Bank National Association, as Co-Documentation Agents.

10.2	Amended and Restated Guaranty, dated as of April 24, 2020, by Watts Water Technologies, Inc. and its subsidiaries set forth therein, in favor of JPMorgan Chase Bank, N.A. and the other lenders referred to therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2020	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel